EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2012 SECOND QUARTER AND SIX
MONTHS RESULTS

Second Quarter Ended June 30, 2012
Operating Loss Per Share – $0.14
Net Loss Per Share – $0.20
Net Realized Investment Losses Per Share – $0.06
Catastrophe Losses Per Share – $1.25
Large Losses Per Share – $0.31
GAAP Combined Ratio – 113.9 percent

Six Months Ended June 30, 2012
Operating Income Per Share – $0.90
Net Income Per Share – $1.29
Net Realized Investment Gains Per Share – $0.39
Catastrophe Losses Per Share – $1.74
Large Losses Per Share – $0.63
GAAP Combined Ratio – 103.2 percent

Certain amounts previously reported in 2011 have been adjusted in conjunction with the Company’s retrospective adoption of new accounting guidance for the calculation of deferred policy acquisition costs that became effective January 1, 2012.

DES MOINES, Iowa (August 7, 2012) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) (the “Company”) today reported an operating loss of $0.14 per share for the second quarter ended June 30, 2012, compared to an operating loss of $1.08 per share for the second quarter of 20111.  For the six months ended June 30, 2012, the Company reported operating income of $0.90 per share, compared to an operating loss of $1.05 per share for the same period in 2011.

Net loss, including realized investment gains and losses, totaled $2,576,000 ($0.20 per share) for the second quarter of 2012, compared to a net loss of $12,902,000 ($1.00 per share) for the second quarter of 2011.  For the six months ended June 30, 2012, the Company reported net income of $16,647,000 ($1.29 per share), compared to a net loss of $7,162,000 ($0.55 per share) for the same period in 2011.

“We have expended a great deal of time and resources into implementing much needed rate level increases in the commercial lines of business during the first six months of the year, and those efforts have been successful.  Unfortunately, the positive impact those rate increases had on second quarter operating results was overshadowed by a high level of catastrophe losses and a decline in the amount of favorable development experienced on prior years’ reserves,” stated Bruce G. Kelley, President and Chief Executive Officer.  “We continue to believe that the persistent level of above-average catastrophe losses is an aberration attributed to an active weather cycle, and does not reflect a permanent change in weather patterns.  Future operating results should benefit from the rate level increases we are implementing now.”

Premiums earned increased 9.3 percent to $110,270,000 for the second quarter of 2012, from $100,932,000 for the second quarter of 2011.  The property and casualty insurance segment reported a 12.0 percent increase in premiums earned during the quarter, while the reinsurance segment reported a 0.5 percent decline. For the first six months of 2012, premiums earned increased 11.6 percent.

The increase in premium income in the property and casualty insurance segment is the result of several factors, including rate level increases in all lines of business, growth in insured exposures, and strong retention of policies. The decline in the reinsurance segment is attributed to a negative “earned but not reported” (EBNR) premium adjustment recorded during the second quarter on a new offshore energy and liability proportional account that Employers Mutual began participating in effective January 1.  During the first quarter, the reinsurance segment recognized $3,975,000 of EBNR premiums on this account.  However, based on more refined actuarial projections, and the fact that the 2012 earnings stream on this account is somewhat back-loaded because it is a new account and the majority of the underlying policies are expected to have effective dates in the months of June and July, a total of $990,000 of EBNR premiums was recognized on this account for the six months ended June 30.  Accordingly, premium income for the second quarter reflects $2,985,000 of negative EBNR premiums associated with this account.  Corresponding decreases in “incurred but not reported” reserves, commission expense reserves and the cost of the excess of loss reinsurance protection were also recorded, resulting in an after-tax impact on second quarter results of less than $100,000.  Premium income on this account is currently projected to approximate $8,000,000 for calendar year 2012.

Catastrophe losses totaled $24,847,000 ($1.25 per share after tax) in the second quarter of 2012, compared to $41,065,000 ($2.06 per share after tax) in the second quarter of 2011.  For the first six months of 2012, catastrophe losses totaled $34,550,000 ($1.74 per share after taxes), compared to $50,469,000 ($2.53 per share after tax) in 2011. On a segment basis, catastrophe losses amounted to $25,327,000 in the property and casualty insurance segment and $9,223,000 in the reinsurance segment during the first six months of 2012.

“For the Company, the second quarter of any given year has the potential for significant catastrophe losses due to the changing of the seasons. This is especially true in the Midwest, where we conduct the majority of our business, because the change in seasons is often the catalyst for wind and hail storms, and tornados,” continued Kelley.  “Although catastrophe losses in the second quarter of 2012 were significantly less than the unprecedented amount experienced in the second quarter of 2011, they were substantially higher than the long-term average.  During the second quarter of 2012, catastrophe losses accounted for 22.5 percentage points of the combined ratio.  Our most recent 10-year average for the second quarter, which includes the record catastrophe losses experienced during the second quarter of 2011, is 16.6 percentage points of the combined ratio.”

The Company experienced $1,399,000 ($0.07 per share after tax) of favorable development on prior years’ reserves during the second quarter of 2012, compared to $9,190,000 ($0.46 per share after tax) in the second quarter of 2011. For the first six months of 2012, favorable development totaled $17,662,000 ($0.89 per share after tax), compared to $13,097,000 ($0.66 per share after tax) in 2011. Development amounts can vary significantly from quarter-to-quarter and year-to-year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates a level of adequacy consistent with other recent evaluations.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe losses) increased to $6,114,000 ($0.31 per share after tax) in the second quarter of 2012 from $4,144,000 ($0.21 per share after tax) in the second quarter of 2011. For the first six months of 2012, large losses increased to $12,439,000 ($0.63 per share after tax) from $8,181,000 ($0.41 per share after tax) in 2011.

Investment income decreased 2.8 percent to $11,149,000 in the second quarter of 2012 from $11,473,000 in the second quarter of 2011.  For the first six months of 2012, investment income decreased 5.3 percent to $22,305,000 from $23,552,000 in 2011.

“Investment income continues to decline as a result of the low interest rate environment that has persisted for the past several years,” stated Kelley. “We are actively pursuing ways to minimize the decline in investment income without increasing overall risk, such as the implementation of our new equity strategy, which emphasizes dividend income.  Those efforts have been successful, and we are currently projecting that the year-to-year decline in investment income will be less than two percent by the end of the year.”

Net realized investment losses totaled $740,000 ($0.06 per share) for the second quarter of 2012, compared to net realized investment gains of $1,105,000 ($0.09 per share) in 2011.  For the first six months of 2012, net realized investment gains totaled $5,057,000 ($0.39 per share), compared to $6,473,000 ($0.50 per share) in 2011.

During the second quarter of 2012, the Company recognized $126,000 ($0.01 per share after tax) of “other-than-temporary” investment impairment losses, compared to $670,000 ($0.03 per share after tax) in the second quarter of 2011. For the first six months of 2012, “other-than-temporary” investment impairment losses totaled $126,000 ($0.01 per share after tax) compared to $916,000 ($0.05 per share after tax) in 2011. These amounts are included in the net realized investment gains/losses disclosed above.  The “other-than-temporary” investment impairment losses recognized during the second quarter of 2012 were associated with two equity securities.

The Company’s GAAP combined ratio was 113.9 percent in the second quarter of 2012, compared to 133.5 percent in the second quarter of 2011. For the first six months of 2012, the Company’s GAAP combined ratio was 103.2 percent compared to 123.4 percent in 2011.

At June 30, 2012, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio, and stockholders’ equity totaled $374.7 million, an increase of 6.4 percent from December 31, 2011. Net book value of the Company’s stock increased to $29.08 per share from $27.37 per share at December 31, 2011.  Book value excluding accumulated other comprehensive income increased to $26.14 per share from $25.25 per share at December 31, 2011.

Based on actual results for the first six months of 2012 and management’s expectations for the remainder of the year, management is reaffirming its 2012 operating income guidance in the range of $1.30 to $1.55 per share.  This range is based on a projected GAAP combined ratio of 104.9 percent for the year.

As previously disclosed, on November 3, 2011 the Company’s board of directors authorized a new $15 million stock repurchase program.  This program became effective immediately and does not have an expiration date.  The timing and terms of the purchases are determined by management based on market conditions and are conducted in accordance with the applicable rules of the Securities and Exchange Commission.  Common stock repurchased under this new program will be retired by the Company.  No shares were repurchased under this new program during the first six months of 2012.

The Company’s parent organization, Employers Mutual Casualty Company, currently has a stock purchase program in place, with about $4.5 million of its $15 million authorization remaining.  This program has been dormant and will remain so while the Company’s new repurchase program is active.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern daylight saving time on August 7, 2012 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter, as well as its expectations for the remainder of the year. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through November 5, 2012. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286 and conference ID number 397352.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until November 5, 2012. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss)” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the GAAP financial measure of net income (loss).  Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income (loss) to net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011*	2012	2011*

Operating income (loss)	$(1,836,552)	$(14,007,169)	$11,590,269	$(13,635,158)
Net realized investment gains (losses)	(739,919)	1,105,158	5,056,995	6,472,985
Net income (loss)	$(2,576,471)	$(12,902,011)	$16,647,264	$(7,162,173)

*  Prior year amounts restated, where applicable, for new accounting guidance regarding deferred policy acquisition costs that became effective January 1, 2012.

CONSOLIDATED STATEMENTS OF INCOME  - UNAUDITED

Quarter ended June 30, 2012	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned (1)	$87,825,285	$22,445,175	$-	$110,270,460
Investment income, net	8,139,202	3,011,279	(1,786)	11,148,695
Other income	222,751	-	-	222,751
	96,187,238	25,456,454	(1,786)	121,641,906
Losses and expenses:
Losses and settlement expenses (1)	70,620,384	17,779,567	-	88,399,951
Dividends to policyholders	2,260,231	-	-	2,260,231
Amortization of deferred policy acquisition costs (1)	16,186,570	4,444,441	-	20,631,011
Other underwriting expenses	14,149,581	180,858	-	14,330,439
Interest expense	225,000	-	-	225,000
Other expenses	178,276	(392,315)	382,781	168,742
	103,620,042	22,012,551	382,781	126,015,374
Operating income (loss) before income taxes	(7,432,804)	3,443,903	(384,567)	(4,373,468)
Realized investment losses	(752,888)	(385,448)	-	(1,138,336)
Income (loss) before income taxes	(8,185,692)	3,058,455	(384,567)	(5,511,804)
Income tax expense (benefit):
Current	(2,454,703)	671,985	(134,598)	(1,917,316)
Deferred	(1,086,160)	68,143	-	(1,018,017)
	(3,540,863)	740,128	(134,598)	(2,935,333)
Net income (loss)	$(4,644,829)	$2,318,327	$(249,969)	$(2,576,471)
Average shares outstanding				12,883,333
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.36)	$0.18	$(0.02)	$(0.20)
Decrease (increase) in provision for insured events of prior years (after tax)	$0.22	$(0.15)	$-	$0.07
Catastrophe and storm losses (after tax)	$(0.99)	$(0.26)	$-	$(1.25)
Dividends per share				$0.20
Other Information of Interest:
Net written premiums	$96,510,899	$21,806,787	$-	$118,317,686
Decrease (increase) in provision for insured events of prior years	$(4,459,576)	$3,060,700	$-	$(1,398,876)
Catastrophe and storm losses	$19,772,735	$5,074,309	$-	$24,847,044
GAAP Combined Ratio:
Loss ratio	80.4%	79.2%	-	80.2%
Expense ratio	37.1%	20.6%	-	33.7%
	117.5%	99.8%	-	113.9%

(1)
Effective January 1, 2012, Employers Mutual began participating in a new offshore energy and liability proportional account.  During the first quarter of 2012, the reinsurance segment recognized $3,577,500 of earned but not reported (EBNR) premiums on this account, net of the ten percent charge for the cost of the excess of loss reinsurance protection provided by Employers Mutual.  However, based on more refined actuarial projections, and the fact that the 2012 earnings stream on this account is somewhat back-loaded because it is a new account and the majority of the underlying policies are expected to have effective dates in the months of June and July, a total of $891,000 of EBNR premiums was recognized on this account for the six months ended June 30, 2012.  Accordingly, net premiums earned for the three months ended June 30, 2012 reflects $2,686,500 of negative EBNR premiums associated with this account.  Corresponding decreases in losses and settlement expenses ($2,239,000) and amortization of deferred policy acquisition costs ($597,000) were also recorded.

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

Quarter Ended June 30, 2011 (as adjusted)*	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$78,381,208	$22,550,321	$-	$100,931,529
Investment income, net	8,385,878	3,087,022	208	11,473,108
Other income	236,483	-	-	236,483
	87,003,569	25,637,343	208	112,641,120
Losses and expenses:
Losses and settlement expenses	72,619,520	29,151,246	-	101,770,766
Dividends to policyholders	(144,931)	-	-	(144,931)
Amortization of deferred policy acquisition costs	14,399,750	4,822,359	-	19,222,109
Other underwriting expenses	13,978,078	(72,542)	-	13,905,536
Interest expense	225,000	-	-	225,000
Other expenses	163,725	520,562	338,760	1,023,047
	101,241,142	34,421,625	338,760	136,001,527
Operating loss before income taxes	(14,237,573)	(8,784,282)	(338,552)	(23,360,407)
Realized investment gains	1,303,670	396,573	-	1,700,243
Loss before income taxes	(12,933,903)	(8,387,709)	(338,552)	(21,660,164)
Income tax expense (benefit):
Current	(5,704,120)	(2,732,807)	(118,493)	(8,555,420)
Deferred	325,266	(527,999)	-	(202,733)
	(5,378,854)	(3,260,806)	(118,493)	(8,758,153)
Net loss	$(7,555,049)	$(5,126,903)	$(220,059)	$(12,902,011)
Average shares outstanding				12,958,292
Per Share Data:
Net loss per share - basic and diluted	$(0.58)	$(0.40)	$(0.02)	$(1.00)
Decrease in provision for insured events of prior years (after tax)	$0.44	$0.02	$-	$0.46
Catastrophe and storm losses (after tax)	$(1.48)	$(0.58)	$-	$(2.06)
Dividends per share				$0.19
Other Information of Interest:
Net written premiums	$84,905,926	$22,299,695	$-	$107,205,621
Decrease in provision for insured events of prior years	$(8,725,061)	$(464,668)	$-	$(9,189,729)
Catastrophe and storm losses	$29,534,341	$11,530,250	$-	$41,064,591
GAAP Combined Ratio:
Loss ratio	92.6%	129.3%	-	100.8%
Expense ratio	36.1%	21.0%	-	32.7%
	128.7%	150.3%	-	133.5%

*	Amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

Six Months Ended June 30, 2012	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$172,856,675	$47,173,541	$-	$220,030,216
Investment income, net	16,314,329	5,995,204	(4,056)	22,305,477
Other income	461,749	-	-	461,749
	189,632,753	53,168,745	(4,056)	242,797,442
Losses and expenses:
Losses and settlement expenses	122,638,637	31,001,603	-	153,640,240
Dividends to policyholders	3,911,756	-	-	3,911,756
Amortization of deferred policy acquisition costs	30,806,505	9,038,884	-	39,845,389
Other underwriting expenses	28,991,236	597,072	-	29,588,308
Interest expense	450,000	-	-	450,000
Other expenses	397,440	(372,550)	730,369	755,259
	187,195,574	40,265,009	730,369	228,190,952
Operating income (loss) before income taxes	2,437,179	12,903,736	(734,425)	14,606,490
Realized investment gains	7,151,901	628,092	-	7,779,993
Income (loss) before income taxes	9,589,080	13,531,828	(734,425)	22,386,483
Income tax expense (benefit):
Current	2,858,800	3,095,734	(257,048)	5,697,486
Deferred	(948,143)	989,876	-	41,733
	1,910,657	4,085,610	(257,048)	5,739,219
Net Income (loss)	$7,678,423	$9,446,218	$(477,377)	$16,647,264
Average shares outstanding				12,881,177
Per Share Data:
Net income (loss) per share - basic and diluted	$0.60	$0.73	$(0.04)	$1.29
Decrease in provision for insured events of prior years (after tax)	$0.75	$0.14	$-	$0.89
Catastrophe and storm losses (after tax)	$(1.27)	$(0.47)	$-	$(1.74)
Dividends per share				$0.40
Book value per share				$29.08
Effective tax rate				25.6%
Annualized net income as a percent of beg. SH equity				9.5%
Other Information of Interest:
Net written premiums	$182,405,995	$43,883,450	$-	$226,289,445
Decrease in provision for insured events of prior years	$(14,964,153)	$(2,697,496)	$-	$(17,661,649)
Catastrophe and storm losses	$25,327,020	$9,223,213	$-	$34,550,233
GAAP Combined Ratio:
Loss ratio	70.9%	65.7%	-	69.8%
Expense ratio	36.9%	20.4%	-	33.4%
	107.8%	86.1%	-	103.2%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

Six Months Ended June 30, 2011 (as adjusted)*	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$155,692,500	$41,525,843	$-	$197,218,343
Investment income, net	17,283,528	6,267,569	606	23,551,703
Other income	440,313	-	-	440,313
	173,416,341	47,793,412	606	221,210,359
Losses and expenses:
Losses and settlement expenses	123,787,208	51,353,159	-	175,140,367
Dividends to policyholders	2,368,038	-	-	2,368,038
Amortization of deferred policy acquisition costs	27,826,283	8,844,908	-	36,671,191
Other underwriting expenses	28,602,845	488,042	-	29,090,887
Interest expense	450,000	-	-	450,000
Other expenses	326,441	941,848	687,136	1,955,425
	183,360,815	61,627,957	687,136	245,675,908
Operating loss before income taxes	(9,944,474)	(13,834,545)	(686,530)	(24,465,549)
Realized investment gains	7,657,024	2,301,415	-	9,958,439
Loss before income taxes	(2,287,450)	(11,533,130)	(686,530)	(14,507,110)
Income tax expense (benefit)
Current	(2,872,418)	(3,825,642)	(240,285)	(6,938,345)
Deferred	460,945	(867,537)	-	(406,592)
	(2,411,473)	(4,693,179)	(240,285)	(7,344,937)
Net income (loss)	$124,023	$(6,839,951)	$(446,245)	$(7,162,173)
Average shares outstanding				12,946,923
Per Share Data:
Net income (loss) per share - basic and diluted	$0.01	$(0.53)	$(0.03)	$(0.55)
Decrease (increase) in provision for insured events of prior years (after tax)	$0.67	$(0.01)	$-	$0.66
Catastrophe and storm losses (after tax)	$(1.65)	$(0.88)	$-	$(2.53)
Dividends per share				$0.38
Book value per share				$27.62
Effective tax rate				50.6%
Annualized net loss as a percent of beg. SH equity				(3.9)%
Other Information of Interest:
Net written premiums	$161,534,226	$42,456,561	$-	$203,990,787
Increase (decrease) in provision for insured events of prior years	$(13,407,086)	$310,068	$-	$(13,097,018)
Catastrophe and storm losses	$32,957,679	$17,511,594	$-	$50,469,273
GAAP Combined Ratio:
Loss ratio	79.5%	123.7%	-	88.8%
Expense ratio	37.8%	22.4%	-	34.6%
	117.3%	146.1%	-	123.4%

*	Amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	June 30, 2012	December 31, 2011*
ASSETS
Investments:
Fixed maturities:
Securities available-for-sale, at fair value (amortized cost $876,967,172 and $899,939,616)	$946,645,164	$958,203,576
Equity securities available-for-sale, at fair value (cost $109,210,769 and $90,866,131)	133,132,956	111,300,053
Other long-term investments	11,279	14,527
Short-term investments	66,294,976	42,628,926
Total investments	1,146,084,375	1,112,147,082

Cash	286,443	255,042
Reinsurance receivables due from affiliate	37,730,986	39,517,108
Prepaid reinsurance premiums due from affiliate	5,855,045	9,378,026
Deferred policy acquisition costs (affiliated $32,070,523 and $30,849,717)	32,084,672	30,849,717
Accrued investment income	10,034,337	10,256,499
Accounts receivable	1,714,663	1,644,782
Income taxes recoverable	7,386,885	9,670,459
Deferred income taxes	985,398	6,710,919
Goodwill	941,586	941,586
Other assets (affiliated $6,141,690 and $2,584,111)	6,328,823	2,659,942
Total assets	$1,249,433,213	$1,224,031,162

LIABILITIES
Losses and settlement expenses (affiliated $589,605,980 and $588,846,586)	$594,679,522	$593,300,247
Unearned premiums (affiliated $183,599,425 and $180,689,377)	183,670,946	180,689,377
Other policyholders' funds (all affiliated)	5,546,575	5,061,160
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	7,874,551	21,033,627
Pension and postretirement benefits payable to affiliate	31,823,411	29,671,835
Other liabilities (affiliated $14,944,226 and $16,744,447)	26,096,504	16,934,321
Total liabilities	874,691,509	871,690,567

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,887,333 shares in 2012 and 12,875,591 shares in 2011	12,887,333	12,875,591
Additional paid-in capital	88,650,565	88,310,632
Accumulated other comprehensive income (loss):
Net unrealized gains on investments	60,840,115	51,153,622
Unrecognized pension and postretirement benefit obligations (all affiliated)	(22,944,002)	(23,813,112)
Total accumulated other comprehensive income	37,896,113	27,340,510
Retained earnings	235,307,693	223,813,862
Total stockholders' equity	374,741,704	352,340,595
Total liabilities and stockholders' equity	$1,249,433,213	$1,224,031,162

*	Prior year amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

INVESTMENTS
The Company had total cash and invested assets with a carrying value of $1.1 billion as of June 30, 2012 and December 31, 2011.  The following table summarizes the Company's cash and invested assets as of the dates indicated:

	June 30, 2012
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities available-for-sale	$876,967	$946,645	82.6%	$946,645
Equity securities available-for-sale	109,211	133,133	11.6%	133,133
Cash	286	286	-	286
Short-term investments	66,295	66,295	5.8%	66,295
Other long-term investments	11	11	-	11
	$1,052,770	$1,146,370	100.0%	$1,146,370

	December 31, 2011

($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities available-for-sale	$899,940	$958,204	86.1%	$958,204
Equity securities available-for-sale	90,866	111,300	10.0%	111,300
Cash	255	255	-	255
Short-term investments	42,629	42,629	3.9%	42,629
Other long-term investments	14	14	-	14
	$1,033,704	$1,112,402	100.0%	$1,112,402

NET WRITTEN PREMIUMS

	Three Months Ended			Six Months Ended
	June 30, 2012			June 30, 2012
	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums		Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	18.5%	17.6%		18.2%	17.4%
Liability	16.3%	16.3%		16.1%	15.6%
Property	17.7%	16.5%		17.4%	13.3%
Workers' Compensation	15.3%	14.4%		15.7%	14.3%
Other	1.6%	(4.1	) %	1.6%	0.1%
Total Commercial Lines	69.4%	15.7%		69.0%	14.8%

Personal Lines:
Automobile	6.5%	(0.3	) %	6.5%	0.7%
Property	5.5%	7.5%		5.0%	5.9%
Liability	0.2%	15.9%		0.1%	15.1%
Total Personal Lines	12.2%	3.2%		11.6%	3.0%
Total Property and Casualty Insurance	81.6%	13.7%		80.6%	12.9%

Reinsurance (1) (2)	18.4%	(2.2	) %	19.4%	5.7%
Total	100.0%	10.4%		100.0%	11.4%

(1)	Percentages for the six months ended June 30, 2012 include $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.
(2)	Percent increase for the six months ended June 30, 2012 excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.